UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2006

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 900 San Diego CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreements

On May 22, 2006, Viking Systems, Inc. (“Viking”) completed the sale of 8,000 shares of its Series B Preferred Stock (“Preferred Stock”) to certain institutional and other accredited investors (the “Investors”) (see Item 3.02). In connection with its sale of Preferred Stock, Viking entered into a Securities Purchase Agreement and Registration Rights Agreement with each of the Investors. Each of the Investors was also issued common stock purchase warrants (the “Warrants”) in the Preferred Stock transaction (“Preferred Stock Transaction”). Viking has filed a Certificate of Designation with the Office of the Secretary of State of the State of Nevada which sets forth the terms, conditions and preferences of the Series B Preferred Stock issued in the Preferred Stock Transaction.

The Securities Purchase Agreements and related agreements and documents (“Transaction Documents”) are attached to this Form 8-K as exhibits. Set forth below is a summary of some of the terms of the Preferred Stock Transaction, which summary is qualified by the specific terms of the Transaction Documents.

As a condition to the closing of the Preferred Stock Transaction, Viking has completed a conversion of certain outstanding Convertible Notes in the aggregate principal amount of $4,750,000 into 26,388,896 shares of Viking’s common stock. The conversion price for such shares was $.18. These Convertible Notes were issued in 2005 and were original due and payable on March 22, 2006. The Convertible Notes were originally convertible into Viking common stock at a price of $.20 per share. In exchange for the Note holders’ agreement to extend their Convertible Notes until the Preferred Stock Transaction was completed, Viking agreed to reduce the conversion price to $.18 per share (see Item 3.02).

General Terms Preferred Stock Transaction

The Security Purchase Agreement provides for a private placement of up to 8,000 shares of Viking’s Preferred Stock.  All 8,000 shares of Preferred Stock offered were sold at the price of $1,000 per share.  A total of 7,250 shares of Preferred Stock were issued for $7,250,000 in cash and 750 shares of Preferred Stock were issued in connection with the conversion of Notes in the principal amount of $750,000.

The shares of Preferred Stock are initially convertible into shares of Viking’s common stock at a price of $.18 per share, however, the conversion price is subject to adjustment based upon certain conditions.  If all shares of Preferred Stock are converted into common stock at the initial conversion price, of which there can be no assurance, approximately 44,444,444 shares of common stock will be issued in such conversion.

Dividends

Holders of the Series B Preferred Stock (each a “Holder”) are entitled to receive cumulative dividends at the rate per share of (i) up to and including May 22, 2009, 8% per annum, (ii) from May 22, 2009 up to and including May 22, 2010, 11% per annum and (iii) after May 22, 2011, 14% per annum. Dividends shall be paid in cash or shares of Viking common stock, or a combination thereof, pursuant to the terms and conditions of the Transaction Documents.

Warrants

Each purchaser of Preferred Stock was issued warrants to acquire shares of Viking common stock. Total warrant coverage equals 50% of the number of shares of common stock that are issuable upon conversion of the Series B Preferred Stock. The exercise price of the Warrants is $.35 per share. The warrants expire on the fifth anniversary date of their issuances. Based upon the initial conversion price, the warrants entitle the holders to purchase an aggregate of 22,222,222 shares of Viking common stock.

Price Adjustments

Pursuant to the Transaction Documents, the exercise prices of the warrants and the conversion rate and price of the shares of Preferred Stock, are subject to adjustment upon the occurrence of certain specified events.

Voting Rights

The holders of the Preferred Stock have no voting rights unless required under applicable state corporate law.

Limitations on Investors

Pursuant to the Transaction Documents, a holder of Preferred Stock or Warrants will not convert an amount of Preferred Stock or exercise warrants to the extent that the number of shares held by the holder, when added to the number of shares of common stock beneficially owned by such holder or issuable if the holder exercised one or more of its warrants immediately prior to conversion, would exceed 4.99% of Viking’s issued and outstanding common stock. The holders of the Preferred Stock and Warrants may waive such limitations.

Registration Rights

As part of the Series B Preferred Stock transaction, Viking entered into a Registration Rights Agreement pursuant to which it has agreed to file one or more registration statements on Form SB-2 covering the shares of common stock issuable upon the exercise of the Warrants and the conversion of the Preferred Stock.

Closing Fees

At the closing of the Preferred Stock Transaction, Viking reimbursed Bushido Capital Partners, the lead investor, $50,000 for due diligence and legal expenses. Viking has also agreed to pay the firm of Robinson Humphrey Sun Trust a fee of up to $200,000 for services rendered in connection the Preferred Stock Transaction.

Use of Proceeds

Viking plans to use the net proceeds, after transaction fees and expenses, for key strategic initiatives, working capital and other general corporate purposes

Participation Rights

Pursuant to the Securities Purchase Agreement, the Holders were granted certain rights to participate in subsequent financings by Viking.

Change of Domicile

Pursuant to the terms and conditions of the Transaction Documents, Viking has agreed to change its domicile from the State of Nevada to the State of Delaware. Viking intends to effect the change of its domicile through a reincorporation merger as soon as possible.

Redemption Rights

Pursuant to the terms and conditions of the Transaction Documents, Viking has certain rights to redeem the Series B Preferred following the fourth anniversary of the issuance thereof.

Lockup Agreement

Donald Tucker, Viking largest shareholder and the recently appointed Chief Executive Officer/Director, entered into a Lockup Agreement as a condition to the closing of the Preferred Stock Transaction. Pursuant to such Lockup Agreement, Mr. Tucker may not resell his shares of Viking common stock for a period of two years from the closing date of the Preferred Stock Transaction except under certain conditions.

ITEM 3.02 Unregistered Sales of Equity Securities

Effective May 22, 2006, Viking has completed the sale of 8,000 shares of its Series B Preferred Stock to the following investors

Investor	Number of Shares Issued	Warrants Issued	Total Price Paid
Bushido Capital Master Fund, LP	1,500	4,166,667	$1,500,000 (1)
Midsummer Investment, Ltd.	2,500	6,944,444	$2,500,000 (1)
Rockmore Investment Master Fund, Ltd.	750	2,083,333	$ 750,000 (1)
Crestview Capital Master LLC	500	1,388,889	$ 500,000 (1)
Crestview Capital Master LLC	500	1,388,889	$ 500,000 (2)
Gryphon Master Fund, L.P.	825	2,291,667	$ 825,000 (1)
Gamma Opportunity Capital Partners, LP Class A	250	694,444	$ 250,000 (1)
Vision Opportunity Master Fund, Ltd.	250	694,444	$ 250,000 (2)
GSSF Master Fund, L.P.	425	1,180,556	$ 425,000 (1)
Pierce Diversified Strategy Master Fund, LLC	500	1,388,889	$ 500,000 (1)

Total	8,000	22,222,222	$8,000,000

(1) Payment made in cash

(2) Payment made by conversion of promissory note into Series B Preferred Stock.

In addition to the issuance of Series B Preferred Stock, a total of $4,750,000 of our Convertible Promissory Notes was converted into shares of our common stock at a price of $.18 per share. A total of 26,388,896 shares of common stock were issued in connection with the convertible note conversion to the following investors:

Shareholder	Number of Shares Issued	Total Price Paid
Donald Tucker	2,500,000	$ 450,000
Brian Miller	3,333,334	$ 600,000
St. Cloud Capital Partners, L.P.	8,333,334	$1,500,000
Prairie Fire Capital, LLC	416,667	$ 75,000
Michael R. Stone	694,444	$ 125,000
Bella Capital, LLC	277,778	$ 50,000
Larry Haimovitch 2000 Separate Property Trust	277,778	$ 50,000
Pacific Asset Partners	1,111,111	$ 200,000
John S. Lemak	555,556	$ 100,000
Sandor Capital Master Fund	1,666,668	$ 300,000
Bedford Oak Partners, LP	1,388,889	$ 250,000
Aspen Ventures, LLC	277,778	$ 50,000
Fred and Lois Tarter	277,778	$ 50,000
Herbert Trust	277,778	$ 50,000
Paul W. Herbert, Jr.	277,778	$ 50,000
Commonwealth Associates, L.P.	833,334	$ 150,000
Glengar International Investments, Ltd.	1,388,889	$ 250,000
Golden Den Corporation	555,556	$ 100,000
John & Theresa Rollins	277,778	$ 50,000
Vision Opportunity Master Fund, Ltd.	1,666,668	$ 300,000

Total	26,388,896	$4,750,000

All shares of preferred stock or common stock issued to the shareholders listed above, were issued in non-registered transactions pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act.

ITEM 9.01 Financial Statements and Exhibits

Exhibits

 4.01 Certificate of Designation of Series B Preferred Stock

10.01 Form of Securities Purchase Agreement, dated as of May 22, 2006, by and among Viking and the purchasers that executed a signature page thereto

10.02 Form of Registration Rights Agreement, dated as of May 22, 2006, by and among Viking and the purchasers that executed a signature page thereto

10.03 Form of Common Stock Purchase Warrants issued on May 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2006	VIKING SYSTEMS, INC.

By: /s/ Donald Tucker
Chief Executive Officer